Exhibit 99.2

SECOND RESTATED LEASE AGREEMENT

between

THE INDUSTRIAL DEVELOPMENT BOARD OF THE
CITY OF MONTGOMERY

and

KINPAK INC.

Relating to

The Industrial Development Board of the
City of Montgomery

$4,500,000 Industrial Development Revenue Bonds

(KINPAK INC. Project) Series 2017

Dated
as of

September 1, 2017

Roy S. Goldfinger, P.C.

Montgomery, Alabama

Bond Counsel

THIS INSTRUMENT RESTATES AND REPLACES IN THEIR ENTIRETY THAT CERTAIN RESTATED LEASE AGREEMENT DATED AS OF DECEMBER 1, 1996 BETWEEN THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY (THE “IDB”) AS LESSOR AND KINPAK INC. AS LESSEE AND RECORDED IN THE OFFICE OF THE JUDGE OF PROBATE OF MONTGOMERY COUNTY, ALABAMA, IN RLPY BOOK 1718, PAGE 621, AS HERETOFORE AMENDED AND SUPPLEMENTED BY A FIRST SUPPLEMENTAL LEASE AGREEMENT DATED AS OF MARCH 1, 1997 AND RECORDED IN RLPY 1739, PAGE 205, A SECOND SUPPLEMENTAL LEASE AGREEMENT DATED AS OF JULY 1, 2002 AND RECORDED IN RLPY 2448, PAGE 18, AND A THIRD SUPPLEMENTAL LEASE AGREEMENT DATED AS OF JUNE 1, 2017 AND RECORDED IN RLPY 4970, PAGE 192, ALL BETWEEN THE IDB AND KINPAK.

SECOND RESTATED LEASE AGREEMENT
BETWEEN
THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY
AND
KINPAK INC.

i

ii

STATE OF ALABAMA      )

MONTGOMERY COUNTY      )

SECOND RESTATED LEASE AGREEMENT

This SECOND RESTATED LEASE AGREEMENT (as the same may hereafter be amended or supplemented, this “Lease”) made and entered into as of September 1, 2017, between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY, its successors and assigns (the “IDB”), a public corporation organized under the laws of the State of Alabama (the “State”), and KINPAK INC:, an Alabama corporation, its successors and assigns (the “Company”), under the circumstances summarized in the following recitals (the capitalized terms not defined in the recitals being used therein as defined in Article •I hereof):

A. The IDB has been heretofore organized under and is authorized by the Act to acquire, enlarge, improve, expand, own, lease, and dispose of properties to the end that the IDB may be able to promote industry and develop trade by inducing manufacturing, industrial, commercial and research enterprises to locate in the State, or to enlarge and expand existing enterprises, or both, and further the use of the agricultural products and natural resources of the State.

B. The Company leases the Existing Facilities from the IDB pursuant to the documents referenced on the cover page hereof (herein, collectively, the “Prior Lease”). The Existing Facilities are situated on the Leased Realty, as described in Exhibit A hereto.

C. The Company has heretofore expressed to the IDB its desire to expand and improve the Existing Facilities by constructing and equipping the 2017 Project. In response, the IDB has heretofore granted tax abatements and other incentives in respect of the 2017 Project and has adopted the Declaration Resolution.

D. The IDB has now adopted the Bond Resolution providing for the issuance of the Bonds, in connection with which the parties agree it is sensible and efficient to enter into this Lease to restate and replace in their entirety the documents constituting the Prior Lease.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties to this Lease hereby formally covenant, agree and bind themselves as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. In addition to the words and terms elsewhere defined in this Lease (including in the recitals hereto) or by reference to the Mortgage or other document, unless the context or use clearly indicates another or different meaning or intent:

“Abatement Agreement” means the Abatement Agreement made and entered into as of February 16, 2017 between the IDB and the Company, as herein amended, confirming a grant by the IDB, in respect of the 2017 Project, of tax abatements under State law.

“Abatement Period” means a period ending on the tenth (10th) anniversary of the Issue Date.

“Act” means Article 4, Chapter 54, Title 11, Code of Alabama 1975, as amended.

“Act of Bankruptcy” means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against the Company or Bio-Chem under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect.

“Affiliate” means, as to any Person, any other Person that directly, or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, that Person.

“Basic Rent” means that portion of the Rentals payable under Section 3.3 of this Lease in the amounts and at the times sufficient to pay Bond Service Charges on the Bonds.

“Bio-Chem” means Ocean Bio-Chem, Inc., a Florida corporation, its successors and assigns, of which the Company is a wholly-owned subsidiary.

“Bond” or “Bonds” means, individually or collectively, as the context may require, the Industrial Development Revenue Bonds (KINPAK INC. Project) Series 2017 of the IDB in the principal amount of $4,500,000.

“Bond Counsel” means Roy S. Goldfinger, P.C., Montgomery, Alabama, or any other attorney or firm of attorneys nationally recognized on the subject of municipal bonds and acceptable to the Holder.

“Bond Resolution” means the resolution adopted by the Board of Directors of the. IDB on September 21, 2017 authorizing the issuance of the Bonds and the execution and delivery of the IDB Documents and related documents.

“Bond Service Charges” means, for any period or payable at any time, (a) the principal and interest due on the Bonds then outstanding for that period or payable at that time, and (b) any other charges payable under or in respect of the Bonds, including upon a Determination of Taxability.

“Bond Year” means, during the period the Bonds remain outstanding, the annual period provided for the computation of Excess Earnings under Section 148(f) of the Code (except that the first and last Bond Years may be less than 12 months long).

“Building” means, collectively, the buildings, structures and improvements comprising part of the Existing Facilities, the approximately 85,000 square-foot addition thereto comprising part of the 2017 Project, and all other buildings, structures and improvements required or permitted by this Lease to stand or be constructed on the Leased Realty, as they may at any time exist.

“Business Day” means any day other than (i) a Saturday, Sunday or legal holiday, or (ii) a day on which banking institutions are closed as authorized or obligated by law or executive order in effect in the city in which the principal office of the Holder is located.

“City” means the City of Montgomery, Alabama.

“Code” means the Internal Revenue Code of 1986, as amended. References to the Code and Sections thereof include relevant applicable temporary, proposed or final regulations thereunder and under any predecessor provisions of the Internal Revenue Code of 1954, as amended.

“Company Documents” means, individually or collectively, as the context may require, each or all of this Lease, the Custodial Agreement, the Mortgage and such other documents or instruments as the Company may enter into in order to consummate the transactions contemplated hereby and thereby.

“Completion Date” means the date of substantial completion of the 2017 Project to be certified by the Company in accordance with Section 4.2(b) hereof.

“Computation Date” means the last day of each fifth Bond Year and the day on which final payment in full of all the Bonds is made.

“County” means Montgomery County, Alabama.

“Custodial Account” means the account designated as the “KINPAK 2017 Project Account” and established under the Custodial Agreement for the deposit, investment and disbursement of the proceeds of the Bonds.

“Custodial Agreement” means the Custodial Agreement of even date herewith between the Company and the Custodian.

“Custodian” means Regions Bank, Birmingham, Alabama, in its capacity as custodian under the Custodial Agreement, its successors and assigns.

“Declaration Resolution” means the resolution adopted by the Board of Directors of the IDB on April 20, 2017 which, among other things, declared the official intent of the IDB to issue its revenue bonds to pay or reimburse costs of the 2017 Project.

“Determination of Taxability” means receipt by the IDB, the Company or the Lender of a written determination from the United States Treasury Department, the Internal Revenue Service or similar governmental entity to the effect that interest on the Bonds is Taxable.

“Equipment” means all items of machinery, equipment, fixtures and tangible personal property now or hereafter constituting part of the Project, and any item of machinery, equipment, fixtures or tangible personal property acquired in substitution therefor or as a renewal or replacement thereof pursuant to the provisions of this Lease.

“Event of Default” means an Event of Default specified and defined in Section 6.1 hereof.

“Excess Earnings” means, with respect to the proceeds of the Bonds, as of each Computation Date, an amount equal to the sum of (a) plus (b) where:

(a) is the excess of

(i) the aggregate amount earned from the Issue Date on all nonpurpose investments in which gross proceeds of the Bonds are invested (other than investments attributable to excess earnings described in this clause (a)), taking into account any gain or loss on the disposition of nonpurpose investments, over

(ii) the amount that would have been earned if such nonpurpose investments (other than amounts attributable to an excess described in this clause (a)) had been invested at a rate equal to the yield on the Bonds; and

(b) is any income attributable to the excess described in clause (a), taking into account any gain or loss on the disposition of nonpurpose investments.

The sum of (a) plus (b) shall be determined in accordance with Sections 148(f)(2) and 148(f)(4) of the Code. As used herein, the terms “gross proceeds”, “nonpurpose investments” and “yield” have the meanings assigned to them for purposes of Section 148 of the Code.

“Existing Facilities” means those certain existing manufacturing facilities located in the City at 2780 Gunter Park Drive East, leased by the IDB to the. Company pursuant to the Prior Lease.

“Governmental Authority” means the United States, any state or political subdivision thereof and any court, agency, department, commission, board, bureau or instrumentality of any of the foregoing.

“Guaranty” means the Guaranty Agreement of even date herewith from Bio-Chem and Bio-Chem’s consolidated subsidiaries to the Lender, its successors and assigns.

“Holder” or “Holder of a Bond” means the person in whose name a Bond is registered on the books maintained by the Company for that purpose. The Lender is the initial Holder of the Bonds.

“IDB Documents” means, individually or collectively, as the context may require, each or all of this Lease, the Mortgage, and such other documents as the IDB may enter into in order to consummate the transactions contemplated hereby and thereby.

“Independent Engineer” means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not in the full-time employment of the IDB or the Company.

“Issuance Costs” means costs associated with the issuance of the Bonds, including, but not limited to, (a) any underwriters’ spread; (b) counsel fees (including Bond Counsel, Lender’s counsel, IDB counsel, Company counsel in the case of borrowings such as those for exempt facilities and manufacturing facilities, as well as any other specialized counsel fees incurred in connection with the borrowing); (c) financial advisor fees; (d) rating agency fees; (e) fees of a trustee or similar party, such as the Custodian; (f) paying agent and certifying and authenticating agent fees related to issuance of the Bonds; (g) accountant fees; (h) printing costs (for the Bonds and of any preliminary and final offering materials); (i) costs incurred in connection with the required public approval process; and (j) costs of engineering and feasibility studies necessary to the issuance of the Bonds.

“Issue Date” means the date of the delivery of and payment for the Bonds.

“Lease Term” means the duration of the leasehold estate commenced under the Prior Lease and continued in this Lease, as provided herein.

“Leased Realty” means the real estate and interests therein constituting the site of the Project and described in Exhibit A hereto, together with any additions thereto, less any removals therefrom.

“Lender” means Regions Capital Advantage, Inc., Birmingham, Alabama.

“Mortgage” means the Mortgage, Security Agreement and Assignment of Rents and Leases of even date herewith from the IDB and the Company to the Lender, its successors and assigns, as the same may hereafter be amended or supplemented.

“Necessary Authorizations” means, with respect to any given action or effect, all authorizations, consents, approvals, permits, licenses and exemptions of, filings and registrations with, and reports to, all Governmental Authorities which are necessary or required to accomplish such action or achieve such effect.

“Net Proceeds”, when used with respect to any insurance or condemnation award, means the gross proceeds from the insurance or condemnation award with respect to which that term is used remaining after payment of all reasonable expenses (including reasonable attorneys’ fees and any fees and expenses of the IDB) incurred in the collection of such gross proceeds.

“Non-Taxability Opinion” means, with respect to one or more given events or prospective events, an opinion of Bond Counsel to the effect that the occurrence of such event or events will not adversely affect the non-Taxable status of the interest on the Bonds.

“Person”, or words importing persons, means firms, associations, partnerships (including without limitation, general and limited partnerships), joint ventures, societies, estates, trusts, corporations, public or governmental bodies, other legal entities and natural persons.

“Project” means the Existing Facilities as expanded and improved by the 2017 Project, comprised of the Leased Realty, the Building and the Equipment, which are used and to be used by the Company as manufacturing facilities for the manufacture of aftermarket products for consumer marine, recreational vehicle and automotive markets.

“Project Costs” means those costs of the 2017 Project (including Issuance Costs as limited in Section 2.3(n) hereof) for which payment is to be made as provided in this Lease.

“Project Supervisor” means any agent of the Company, designated in writing by the Company, authorized to act for and on behalf of the Company in connection with any and all matters pertaining to the 201.7 Project.

“Register” means the registration books for the Bonds maintained by the Company on behalf of the IDB.

“Rentals” means the amounts required to be paid by the Company pursuant to Section 3.3 hereof.

“Revenues” means (a) the Basic Rent; (b) all other moneys received or to be received by the IDB or by the Holder, for the account of the IDB, in respect of payment of the Basic Rent; (c) any moneys and investments in the Custodial Account; and (d) all income and profit from the investment of the foregoing moneys.

“SIDA” means the State Industrial Development Authority, a public corporation of the State organized pursuant to and existing under the provisions of Articles 2 and 2A, Chapter 10, Title 41, Code of Alabama 1975, as amended.

“Site Grant” means a grant from SIDA for the grading, drainage and other reasonable preparation of a site, including the reasonable rehabilitation of existing buildings.

“State” means the State of Alabama.

“Taxable” means, when used in reference to the Bonds, that interest thereon the Bonds is includable in the gross income of any Holder thereof for any reason other than the fact that such Holder is a “substantial user” of the Project or a “related person” as those terms are used in Section 147(a) of the Code. Interest on the Bonds shall not be deemed “Taxable” because interest is includable in any calculation of income for purposes of any alternative minimum tax, any foreign branch profits tax or any other type of taxation other than the regular federal tax imposed on gross income.

“2017 Project” means a major expansion of the Existing Facilities, consisting of (a) the construction of an approximately 85,000 square-foot addition to the Existing Facilities, and (b) the acquisition and installation within said addition and the Existing Facilities of new and additional machinery and equipment.

“Unassigned Rights” means all of the rights of the IDB to receive payments or reimbursement pursuant to Section 3.3(c) hereof, to be held harmless and indemnified pursuant to Section 5.3 hereof, to be reimbursed for advances made by the IDB pursuant to Section 4.6 hereof and for attorney’s fees and expenses pursuant to Section 4.8 or Section 6.4 hereof, to receive notices hereunder, and to give or withhold consent to amendments of this Lease pursuant to Section 7.5 hereof.

“Unimproved”, when used with reference to the Leased Realty, means any part or parts of the Leased Realty upon the surface of which no part of any Building rests.

Section 1.2 Interpretation. Any reference herein to the IDB or to any member of the Board of Directors or officer thereof includes entities or officials succeeding to their respective, functions, duties or responsibilities pursuant to or by operation of law or lawfully performing their functions.

Any reference to a section or provision of the Constitution of the State or the Act, or to a section, provision or chapter of the Code of Alabama 1975 or to any statute of the United States of America (including without limitation the Code), includes that section, provision or chapter as amended, modified, revised, supplemented or superseded from time to time; provided, however, that no amendment, modification, revision, supplement or superseding section, provision or chapter shall be applicable solely by reason of this provision, if it constitutes in any way an impairment of the rights or obligations of the IDB, the Holders or the Company under this Lease, the Bonds, the Mortgage or any other instrument or document entered into in connection with any of the foregoing, including without limitation, any alteration of the obligation to pay Bond Service Charges in the amount and manner, at the times, and from the sources provided in the Bonds, except as permitted therein.

Unless the context indicates otherwise, words importing the singular number include the plural number, and vice versa; the terms “hereof”, “hereby”, “herein”, “hereto”, “hereunder” and similar terms refer to this Lease; and the term “hereafter” means after, and the term “heretofore” means before, the effective date of this Lease. Words of any gender include the correlative words of the other genders, unless the sense indicates otherwise.

Section 1.3 Captions and Headings. The captions and headings in this Lease are solely for convenience of reference and in no way define, limit or describe the scope or intent of any Articles, Sections, subsections, paragraphs, subparagraphs or clauses hereof.

[END OF ARTICLE I]

ARTICLE II

REPRESENTATIONS AND COVENANTS

Section 2.1 Representations by the IDB. The IDB makes the following representations as the basis for the undertakings on its part herein contained, and in so doing relies upon the representations of the Company as to matters pertaining to the Project:

(a) The IDB is duly incorporated under the provisions of the Act. Under the provisions of the Act the IDB has the power to enter into the transactions contemplated by the IDB Documents and to carry out its obligations thereunder. The Project constitutes a “project” within the meaning of the Act. The IDB is not in default under any of the provisions contained in its Certificate of Incorporation or under the laws of the State. By proper corporate action the IDB has duly authorized the execution, delivery and performance of the IDB Documents.

(b) The IDB hereby finds and determines that the issuance of the Bonds, the construction and equipping of the Project and the continued leasing of the Project to the Company are in furtherance of the objects and purposes of the IDB and of the Act and will promote industry, develop trade and further the use of agricultural products and natural resources of the State.

(c) The Project has been and will continue to be located wholly within the corporate limits of the City and therefore within the jurisdiction of the IDB.

(d) The execution, delivery and performance by the IDB of the IDB Documents are within the IDB’s corporate powers, and each such document, when executed and delivered, will constitute a legal, valid and binding obligation of the IDB enforceable against the IDB in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by the application of general principles of equity.

(e) Neither the IDB nor any of its members, directors or officers (i) is a Person named as a Specially Designated National and Blocked Person, as defined in Presidential Executive Order 13224 (herein, a “Designated Person”), (ii) is acting, directly or indirectly, for or on behalf of any Designated Person, and (iii) is engaged in or facilitating, directly or indirectly, the transactions contemplated by the Bonds and the IDB Documents on behalf of any Designated Person.

Section 2.2 Representations and Covenants by the Company - General. The Company represents and covenants that:

(a)  It is a corporation for profit duly organized, validly existing and in good standing under the laws of and duly qualified to transact business in the State. The Company is the wholly-owned subsidiary of Bio-Chem.

(b) The execution, delivery and performance by the Company of each of the Company Documents and the carrying out of the transactions contemplated thereby are within the Company’s corporate powers, have been duly authorized by all necessary corporate action, and do not violate any provision of law, any order of any court or other governmental agency, the Articles of Incorporation or By-Laws of the Company, or any indenture, agreement or other instrument to which the Company or any Affiliate is a party or by which the Company or any Affiliate or any of its or their properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or any Affiliate.

(c) The Company intends to operate the Project as facilities for the manufacture of aftermarket products for consumer marine, recreational vehicle and automotive markets throughout the Lease Term and knows of no reason why the Project will not be so operated. If, in the future, there is a cessation of that operation, it will use its best efforts to resume that operation or accomplish an alternate use by the Company or others which will be consistent with the Act and the Code.

(d) To the best of its knowledge, the Company has obtained and will use its commercially reasonable efforts to maintain all Necessary Authorizations for the construction and equipping of the 2017 Project, and has obtained or will obtain and will use its commercially reasonable efforts to maintain all Necessary Authorizations for the operation of the Project and for the due execution, delivery and performance by the Company of each of the Company Documents.

(e) Each of the Company Documents, when executed and delivered, will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by the application of general principles of equity.

(f) There is no pending or, to the best of its knowledge, threatened action, investigation or proceeding before any court, governmental agency or arbitrator against or affecting the Company or any Affiliate (i) to restrain or enjoin or seeking to restrain or enjoin the issuance or delivery of the Bonds or the collection or payment of Revenues, (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds or any of the Company Documents, or (iii) in any way contesting the corporate existence or powers of the Company.

(g) Neither the Company, nor any Affiliate of the Company, nor any director or officer of the Company or such Affiliate (i) is a Person named as a Specially Designated National and Blocked Person, as defined in Presidential Executive Order 13224 (herein, a “Designated Person”), (ii) is acting, directly or indirectly, for or on behalf of any Designated Person, and (iii) is engaged in or facilitating, directly or indirectly, the transactions contemplated by the Bonds and the Company Documents on behalf of any Designated Person.

Section 2.3 Representations and Covenants by the Company - Tax-Related. The Company represents and covenants that:

(a) The acquisition and construction of the 2017 Project were not commenced (within the meaning of Section 144 of the Code) prior to February 19, 2017, being the date 60 days prior to the date of adoption by the IDB of the Declaration Resolution.

(b) Ninety-five percent (95%) or more of the net proceeds (within the meaning of the Code) of the Bonds will be used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code and (ii) to provide a “manufacturing facility”, including facilities “directly related and ancillary” thereto, all within the meaning of Section 144(a)(12)(C) of the Code; provided that no proceeds expended to pay Issuance Costs in respect of the Bonds shall count as being within such 95%. The Company will not request or authorize any disbursement pursuant to Section 4.1 hereof, which, if paid, would result in less than 95% of such proceeds of the Bonds being so used.

(c) Not more than 25% of the 95% net proceeds of the Bonds referred to in subsection (b) of this Section 2.3 will be used to provide such “directly related and ancillary” facilities, as referred to in said subsection, and all such facilities shall be located on the same site as the “manufacturing facility” referred to in said subsection.

(d) Any office space being financed with proceeds of the Bonds is located within the Building constituting part of the Project, and not more than a de minimis amount of the functions to be performed in such space is not directly related to the day-to-day operations at the Project.

(e) There are now outstanding no “issues of bonds” with respect to “facilities”, both as used in and defined for purposes of Section 144(a)(2) of the Code, (i) which facilities are to be or have been used by the Company or any other “principal user” of the Project or any “related person” to the Company or such other “principal user”, as such terms are used in and defined for purposes of Sections 144(a)(2)(B) and 144(a)(3) of the Code, respectively, and which are located within the incorporated area of the City; and (ii) which issues of bonds would have to be taken into account in determining the aggregate face amount of the Bonds as provided in Section 144(a)(2) of the Code.

(f) For each “test-period beneficiary” (as defined in Section 144(a)(10)(D) of the Code, and including any “related person” thereto) of the Project, the sum of (1) the aggregate authorized face amount of the Bonds allocated in accordance with Section 144(a)(10)(C) of the Code to such beneficiary, and (2) the aggregate outstanding’ principal amount of any other tax-exempt facility-related bonds as described in Section 144(a)(10)(B)(ii) of the Code, wherever and whenever issued, allocated to such beneficiary, does not exceed $40,000,000.

(g) The Bonds are not being issued to finance facilities which are within or part of “a single building, an enclosed shopping mall, or a strip of offices, stores, or warehouses using substantial common facilities” (within the meaning of Section 144(a)(9) of the Code), any other facilities within or part of which have heretofore been financed with obligations issued and still outstanding under Section 144(a) of the Code or under prior Section 103(b)(6) of the Internal Revenue Code of 1954, as amended.

(h) In accordance with Section 147(b) of the Code, the average maturity of the Bonds does not exceed 120% of the average reasonably expected economic life of the facilities being financed thereby.

(i) None of the proceeds of the Bonds will be used to provide (i) any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box or health club facility; (ii) any facility primarily used for gambling; (iii) any store the principal business of which is the sale of alcoholic beverages for consumption off premises; (iv) any facilities the primary purpose of which is retail food and beverage services (except grocery stores), automobile sales or service, or the provision of recreation or entertainment; or (v) residential real property within the meaning of Section 144(a)(5) of the Code.

(j) Less than 25% of the proceeds of the Bonds will be used directly or indirectly to acquire land or any interest therein, and none of the proceeds of the Bonds will be used to provide land which was, is or is to be used for farming purposes.

(k) No portion of the proceeds of the Bonds will be used to acquire existing property or any interest therein unless such acquisition meets the requirements of Section 147(d) of the Code.

(l) No amounts that are required to be paid to the United States pursuant to Section 5.6 hereof will be used to make any payment to a party other than the United States through a transaction or a series of transactions that reduces the amount earned on any investment property or that results in a smaller profit or a larger loss on any investment property than would have resulted in an arm’s length transaction in which the yield on the Bonds was not relevant to either party to the transaction. The terms “investment property” and “yield” have the meanings assigned to them for purposes of Section 148 of the Code.

(m) The information furnished by the Company and used by the IDB and Bond Counsel in preparing (i) the certifications pursuant to Section 148 of the Code referred to in Section 5.7 hereof and (ii) the information required pursuant to Section 149(e) of the Code, is accurate and complete as of the Issue Date.

(n) In accordance with Section 147(g) of the Code, not more than two percent (2%) of the proceeds of the Bonds shall be applied to pay Issuance Costs in respect of the Bonds, and the Company covenants to pay any such Issuance Costs in excess of such limitation from funds other than Bond proceeds.

(o) The Bonds are not “federally guaranteed” within the meaning of Section 149(b) of the Code.

Section 2.4 Actions under Section 144(a)(4) of the Code. At the Company’s request, the IDB has made an election in the Bond Resolution to have the provisions of Section 144(a)(4) of the Code apply to the Bonds. In connection with that election, the Company represents and covenants that:

(a) The sum of:

(i) the principal amount of the Bonds,

(ii) the outstanding face amount of other “issues of bonds”, if any, referred to in Section 2.3(e) hereof, and

(iii) the amount of capital expenditures (“Capital Expenditures”) with respect to “facilities” (as defined in Section 144(a)(4)(B) of the Code) located within the incorporated area of the City, other than capital expenditures

(A) mentioned in Section 144(a)(4)(C) of the Code, or

(B) financed or to be financed from the proceeds of the Bonds or the other “issues of bonds”, to the extent such other issues are outstanding, referred to in clause (ii) hereof, made during the three-year period preceding the Issue Date, does not exceed $20,000,000.

(b) During the three-year period following the Issue Date, the Company shall not make or cause or permit to be made Capital Expenditures (as defined in Section 2.4(a)(iii) hereof) in an amount which would cause the interest on the Bonds to become Taxable.

(c) In the event, on account of a sublease, management contract or other agreement relating to the Project, or any portion thereof, permitted by the terms hereof, any Person other than the Company becomes a “principal user” of the Project (as referred to in Section 2.3(e) hereof), the Company shall promptly advise the IDB and Bond Counsel of the identity of such Person and furnish to them a copy of such sublease, management contract or other agreement. In connection with any such sublease, management contract or other agreement, the Company will require by covenant that any sublessee, manager or user who becomes such a “principal user” of the Project (and any “related person” thereto) also shall comply with the covenants set forth in subsections (a), (b) and (c) of this Section and in subsections (b), (c), (d), (e), (i), (j) and (k) of Section 2.3 hereof as if those covenants were made herein by such sublessee, manager, user or “related person” thereto. The Company will further require that any such “principal user” who is a “test-period beneficiary” with respect to the. Project (as referred to in Section 2.3(f) hereof) shall, prior to its becoming such “principal user”, make to the IDB and Bond Counsel the representation set forth in said Section 2.3(f) as to itself and any “related person” thereto.

Section 2.5 Depreciation Method. The Company acknowledges that it is aware of the provisions of Section 168(g) of the Code and that it will comply with said provisions, if and to the extent the same are applicable.

[END OF ARTICLE II]

ARTICLE III

LEASE PROVISIONS

Section 3.1 Reaffirmation of Demise; Assignment of Redemption Rights.

(a) The IDB has heretofore demised and leased the Existing Facilities to the Company pursuant to the Prior Lease, and the IDB and the Company do hereby ratify and reaffirm the demise and lease thereof and of the 2017 Project, collectively comprising the Project, to the Company in accordance with, upon and subject to the terms, conditions and provisions of this Lease, to each of which the IDB and the Company and each of them do hereby separately and severally covenant and agree.

(b) The IDB hereby conveys and assigns to the Company, subject to the Mortgage, the IDB’s equity of redemption in respect of the Project, entitling the Company to redeem the Project from impending foreclosure under the Mortgage. The IDB furthermore assigns to the Company, without reservation, the IDB’s statutory right of redemption under Section 6-5-248, Code of Alabama 1975, as amended. Additionally, the IDB will, upon request of the Company, transfer and assign the IDB’s statutory right of redemption to the Company for the sum of $1.00 at any time after foreclosure of any mortgage on the Project. The foregoing assignments are made in further consideration of the Company’s agreement to undertake the 2017 Project and to use and operate the Project in furtherance of the public purposes of the Act.

Section 3.2 Lease Term; Possession and Quiet Enjoyment. The Lease Term, which commenced under the Prior Lease on or about February 27, 1996, shall, subject to the provisions of this Lease permitting earlier termination, continue until midnight of October 1, 2027.

The Company has had possession of the Project pursuant to the provisions of the Prior Lease and shall continue undisturbed in such possession pursuant to this Lease, subject to the inspection and other rights reserved herein. So long as the Company performs and observes all the covenants and agreements on its part herein contained, it shall peaceably and quietly have, hold and enjoy the Project during the Lease Term subject to all the terms and provisions hereof.

Section 3..3 Rentals. The provisions of this Section 3.3 set forth the obligation of the Company to pay Rentals to or for the account of the IDB, in consideration of the lease of the Project pursuant to this Lease and of the issuance of the Bonds.

(a) The Company does hereby covenant and agree to pay Basic Rent to the Holder, for the account of the IDB, in such amounts and at such times as shall be sufficient and timely to pay all Bond Service Charges on the Bonds as the same shall be or become due and payable, whether at maturity, upon redemption, acceleration or otherwise.

(b) The Company recognizes and acknowledges that it is the intention of the parties hereto that this Lease be a net lease and that, until the Bonds are fully paid, Basic Rent shall be due in such amounts and at such times as shall be required to pay Bond Service Charges on the Bonds as the same shall become due and payable.

(c) The Company covenants and agrees to pay as additional Rental hereunder: (i) any and all costs and expenses incurred or to be paid by the IDB or the Holder, as the case may be, in connection with the issuance and delivery of the Bonds or otherwise related to actions taken by the IDB or the Holder, as the case may be, under the IDB Documents (including without limitation this Lease) or the Prior Lease; and (ii) the fees, charges and expenses of the Custodian, as and when the same become due, provided, however, that the Company may, without creating a default hereunder, contest in good faith the necessity for any extraordinary services or expenses and the reasonableness of any such fees, charges or expenses.

(d) The Company shall have the right, at its option and upon advance notice to the IDB, to prepay at any time all or any part of the Basic Rent payable under this Lease. All Basic Rent so prepaid shall be used to redeem Bonds in accordance with the terms thereof. The Company shall, on behalf of the IDB, notify each Holder of any proposed redemption of Bonds at the time and in the manner specified in the Bonds.

Section 3.4 Obligations of Company Unconditional. The obligation of the Company to pay the Rentals (subject to its right to contest certain Rental under Section 3.3(c) hereof), to make all other payments provided for herein and to perform and observe the other agreements and covenants on its part herein contained shall be absolute and unconditional, irrespective of any rights of setoff, recoupment or counterclaim it might otherwise have against the IDB or any other. Person. The Company will not suspend or discontinue any such payment or fail to perform and observe any of its other agreements and covenants contained herein or terminate this Lease for any cause whatsoever, including, without limiting the generality of the foregoing, failure to complete the 2017 Project, any acts or circumstances that may constitute an eviction or constructive eviction, failure of consideration or commercial frustration of purpose, any damage to or destruction of the Project, the invalidity of any provision of this Lease, the taking by eminent domain of title to or the right to the use of all or any of the Project, any change in the tax or other laws of the United States of America, the State or any political subdivision of either thereof, or any failure of the IDB to perform and observe any agreement or covenant, whether express or implied, or any duty, liability or obligation arising out of or connected with this Lease. Notwithstanding the foregoing, the Company may, at its own cost and expense and in its own name or in the name of the IDB, prosecute or defend any action or proceeding or take any other action involving third persons which the Company deems reasonably necessary, in order to secure or protect its rights of use and occupancy and its other rights hereunder. Nothing contained herein shall be construed to be a waiver of any rights which the Company may have against the IDB under this Lease or under any provision of law.

Section 3.5 Assignment, Sublease or Grant of Use by Company. Subject to any applicable provisions of the Mortgage, the Company may assign this Lease or sublease or grant the right to occupy and use the Project, in whole or in part, to others, provided that:

(a) No such assignment, grant or sublease shall relieve the Company from primary liability for any of its obligations under this Lease or any other Company Document;

(b) In connection with any such assignment, grant or sublease the Company shall retain such rights and interests as will permit it to comply with its obligations under this Lease and each other Company Document;

(c) No such assignment, grant or sublease shall permit a use other than one consistent with the intended use of the Project or the purposes of the Act and the Code;

(d) All such subleases as may hereafter be entered into shall be subject to the terms and conditions of this Lease, including, without limitation, the provisions of Article II hereof and with respect to the maintenance and operation of the Project;

(e) The Company shall first obtain the written consent of the Lender to any such assignment, grant or sublease; and

(f) The Company shall first obtain the written consent of the IDB to any such assignment, grant or sublease; provided, however, that such consent may not be unreasonably withheld, that the IDB may not impose any fee or charge whatsoever for such consent, and that any assignee shall specifically assume liability for the payment of amounts included as part of the IDB’s Unassigned Rights.

The IDB hereby agrees to join in the execution and delivery of any assignment, sublease or grant of use made pursuant to the provisions of this Section 3.5, but solely for the purposes of indicating its consent thereto and approval thereof; provided, however, that any such assignment or sublease entered into pursuant to this Section will be effective even if not executed by the IDB.

Section 3.6 Assignment of Lease and Revenues; Mortgaging of Project. Except for Unassigned Rights, the IDB has assigned its interest in and pledged the Revenues and other moneys receivable under this Lease to the Lender, and has also joined in the Mortgage for the purpose of mortgaging the Project and granting other collateral to the Lender, in each case as security for payment of the Bond Service Charges. The Lender shall have all rights and remedies herein accorded to the IDB (except for Unassigned Rights) and any reference herein to the IDB shall be deemed, with the necessary changes in detail, to include the Lender, and the Lender and the Holders are deemed to be third party beneficiaries of the representations, warranties, covenants and agreements of the Company herein contained. The Company hereby acknowledges and consents to the foregoing assignments and mortgage by the IDB. Except as hereinabove provided, the IDB will not mortgage, sell, assign, transfer, convey or encumber the Project during the Lease Term without the prior written consent of the Company.

Section 3.7 Option to Terminate Lease and Purchase Project. Prior to the expiration of the Lease Term, the Company shall, if it is not then in default hereunder, have the option to terminate this Lease and purchase the Project from the IDB upon:

(a) if the Bonds remain outstanding, redemption of all of the Bonds in accordance with the terms thereof;

(b) written notice to the IDB of the exercise of such option; and

(c) payment to the IDB of the purchase price of the Project of $1,000.00, together with payment of any amounts due under Section 3.3(c) hereof.

When the foregoing conditions shall have been met, the IDB will promptly convey the Project to the Company (or, if applicable, to any nominee of the Company designated in writing to the IDB) in accordance with Section 3.9 hereof.

Section 3.8 Option to Purchase Unimproved Leased Realty.

(a) Subject to the provisions of the Mortgage, at any time and from time to time, the Company shall have, and is hereby granted, the option to purchase any Unimproved part of the Leased Realty, and to have the same severed from the demise of this Lease, provided that it furnishes the IDB and (if the Bonds remain outstanding) the Holder with the following:

(1) A notice in writing containing (i) an adequate legal description of that portion of the Leased Realty with respect to which such option is to be exercised, (ii) a statement that the Company intends to exercise its option to purchase such portion of the Leased Realty on a date stated, which shall not be fewer than 30 days from the date of such notice and, if applicable, (iii) the name of Company’s designee to which the IDB shall convey the property;

(2) A certificate of an Independent Engineer, dated not more than 90 days prior to the date of the purchase and stating that, in his opinion, (i) the portion of the Leased Realty with respect to which the option is exercised is not needed for the operation of the Project for the purposes hereinabove stated and (ii) the purchase will not impair the usefulness of the Project and will not destroy the means of ingress thereto and egress therefrom; and

(3)  The purchase price for such portion of the Leased Realty, which shall be (i) such price per acre as the Holder and the Company shall mutually and reasonably determine, which amount shall be applied directly to the redemption of the Bonds in accordance with their terms; or (ii) if the Bonds shall at the time have been paid in full, the price of $100.00 per acre, which shall be paid directly to the IDB and shall be credited against the option price payable pursuant to Section 3.7(c) hereof.

(b) Upon receipt of the notice, certificate and purchase price required above, the IDB will:

(1) promptly convey, in accordance with Section 3.9 hereof, that portion of the Leased Realty with respect to which the Company shall have exercised the foregoing option, and

(2) enter into a suitable amendment of this Lease severing such portion of the Leased Realty from the demise hereof; provided, however, that if any transportation or utility facilities are situated on such portion, the IDB shall retain an easement to use such transportation or utility facilities to the extent necessary for the continued efficient operation of the Project.

Section 3.9 Conveyance on Exercise of Option to Purchase. At the closing of the purchase pursuant to the successful exercise of any option to purchase granted herein, the IDB will, deliver to the Company documents conveying to the Company or its designee the property with respect to which such option was exercised, as such property then exists, subject only to the following: (a) those liens and encumbrances, if any, to which title to the property was subject when first conveyed to the IDB; (b) those liens and encumbrances, if any, created by the. Company or any predecessor lessee or to the creation or suffering of which the Company consented; and (c) those liens and encumbrances, if any, resulting from a failure of the Company to perform or observe any ‘of the agreements on its part contained in this Lease.

Section 3.10 Use of Party Walls. If the Company purchases any Unimproved part of the Leased Realty pursuant to the provisions hereof or otherwise acquires or leases other real property adjacent to the Leased Realty, all walls presently standing or hereafter erected on or contiguous to the boundary line of the land so purchased, acquired or leased by the Company shall be party walls and each party grants the other a ten foot easement adjacent to any such party wall for the purpose of inspection, maintenance, repair and replacement thereof and the tying-in of new construction. If the Company utilizes any party wall for the purpose of tying in new construction that will be utilized under common control with the Project, Company may also tie in the utility facilities on the Leased Realty for the purpose of serving the new construction and may remove any non-loadbearing wall panels in the party wall; provided, however, that if the property so purchased, acquired or leased by the Company ceases to be operated under common control with the Project, Company covenants that it will install non-loadbearing wall panels similar in quality to those that have been removed and will provide separate utility services for the new construction.

[END OF ARTICLE III]

ARTICLE IV

PROVISIONS RESPECTING THE PROJECT

Section 4.1 The 2017 Project; the Bonds. In the Declaration Resolution and the Prior Resolutions (as defined therein), the IDB has taken steps and provided various incentives to encourage the Company to undertake the 2017 Project, and in response the Company has commenced and is proceeding with the acquisition, construction, improvement and equipping of the 2017 Project, which the Company intends to complete as promptly as is practicable.

In order to provide funds for payment or reimbursement of Project Costs, the IDB will proceed as promptly as practicable with the issuance and sale of the Bonds, bearing interest, maturing and having the other terms and provisions set forth in the Bond Resolution. The proceeds of sale of the Bonds shall be, deposited in the Custodial Account, for application to payment of Project Costs, which shall, subject to any applicable restrictions or limitations prescribed under the Code, include:

(a) The acquisition, construction and installation, as applicable, of all real or personal properties constituting a “project” within the meaning of the Act or necessary in connection therewith, including architect’s and engineer’s fees incidental thereto;

(b) The purchase price of any land or any part of a building that may be acquired by purchase;

(c) All expenses in connection with the authorization, sale and issuance of revenue bonds to finance such acquisition, construction and installation;

(d) Interest on such revenue bonds for a reasonable time prior to, during and for a period not exceeding two years after completion of, such acquisition, construction and installation; and

(e) Any other costs necessary or incidental for the foregoing or permitted, either expressly or impliedly, under the provisions of the Act.

Payments from the Custodial ACcount shall be made in all cases only upon advance submission to the Custodian of a payment requisition, executed by a Project Supervisor, in substantially the form of Exhibit B attached hereto and made a part hereof, the form of which shall also be attached to the Custodial Agreement as part of Exhibit D thereto.

In the event any payment requisition contains an item of Project Costs not described in, or the cost for which item is other than as described in, the information furnished by the Company pursuant to Section 2.3(m) hereof for purposes of the IDB’s preparation of Information Return Form 8038 filed by the IDB in connection with the issuance of the Bonds, the Company shall simultaneously file with the IDB and Bond Counsel a certification that identifies each such item with particularity, along with evidence satisfactory to Bond Counsel (i) that such item was nevertheless included in the description of the Project set forth in the notice published pursuant to Section 147(f) of the Code, and (ii) that the average reasonably expected economic life of the facilities being financed by the Bonds is not less than 5/6ths of the average maturity of the Bonds.

The IDB makes no warranty, express or implied, and offers no assurances, that the 2017 Project, if constructed and equipped in accordance with the plans and specifications therefor, will be suitable for the Company’s purposes or needs or that the proceeds derived from the sale of the Bonds will be sufficient to pay in full all the Project Costs.

Section 4.2 Completion of the 2017 Project.

(a) If moneys representing proceeds of the Bonds shall be insufficient to pay fully all sums required to complete the 2017 Project, the Company shall be obligated to complete the 2017 Project at its own expense and from its own funds. The Company shall save the IDB whole and harmless from any obligation to pay any amount in excess of the proceeds from the sale of the Bonds. The Company shall not, by reason of the payment of such excess costs from its own funds, be entitled to any diminution in the payment of Rentals hereunder.

(b) The Company shall notify the IDB, the Holder, the Custodian and Bond Counsel of the Completion Date of the 2017 Project by a certificate signed by a Project Supervisor stating:

(i) the date on which the acquisition, construction and equipping of the 2017 Project were substantially completed (the “Completion Date”);

(ii) that all other facilities necessary in connection with the 2017 Project have been acquired, constructed, improved and equipped;

(iii) that the acquisition, construction, improvement and equipping of the 2017 Project and those other facilities have been accomplished in such a manner as to conform with all applicable zoning, planning, buildings, environmental and other similar governmental regulations;

(iv) that all costs of that acquisition, construction, improvement and equipping then or theretofore due and payable have been paid; and

(v) the amounts (if any) which the Custodian shall retain in the Custodial Account for the payment of Project Costs not yet due or for liabilities which the Company is contesting or which otherwise should be retained.

Notwithstanding the foregoing, such certificate may state that it is given without prejudice to any rights against third parties which exist at the date of such certificate or which may subsequently come into being.

(c) Any moneys remaining in the Custodial Account after the Completion Date, other than amounts specified pursuant to clause (v) of subsection (b) of this Section 4.2, shall, at the direction of the Project Supervisor, promptly be (i) used to acquire, construct, install, equip or improve such additional real or personal property in connection with the 2017 Project as is designated by the Project Supervisor and the acquisition, construction, installation, equipment and improvement of which will be permitted under the Act and the Code; (ii) applied to the ‘redemption of Bonds in accordance with their terms and, until such application, invested as provided in Section 5.7 hereof at a yield not exceeding the yield on the Bonds; or (iii) applied to any combination of the foregoing as is provided in that direction. Any direction to apply moneys in the Custodial Account pursuant to this subsection (c) shall be accompanied by a statement of the yield at which such moneys are to be invested and for what period and by a Non-Taxability Opinion with respect to such application (having taken into account, among other things, the same issues as are described in clauses (i) and (ii) of the penultimate paragraph of Section 4.1 hereof) and further opining to the effect that such application is permitted under the Act.

Section 4.3 Maintenance, Alterations and Improvements.

(a) The Company will, at its own expense, (i) keep the Project in as reasonably safe condition as its operations permit, and (ii) keep the Project in good order and repair, and from time to time make all needful and proper repairs, renewals and replacements thereto, including external and structural repairs, renewals and replacements.

(b) Subject to the provisions of the Mortgage, the Company may, also at its own expense, make any additions, improvements or alterations to the Project that it may deem desirable for its business purposes, provided that such additions, improvements or alterations do not adversely affect the value or utility of the Project or its character as a “project” under the Act or the character of the Project as qualifying facilities under Section 144(a)(12)(C) of the Code. All such additions, improvements and alterations shall become a part of the Project and shall be subject to the demise of this Lease and the lien of the Mortgage. In connection with any such additions, improvements or alterations (including for this purpose additional machinery or equipment) and in connection with completing the 2017 Project (should Bond proceeds prove insufficient therefor), the Company may incur additional indebtedness secured by one or more liens on or security interests in the Project or any part thereof, and the IDB shall join in the granting of such liens and security interests as the Company may request; -provided, however, that any such lien or security interest (other than a purchase money security interest, which may be prior in rank) shall be subordinated in rank to the lien and security interest of the Mortgage.

(c)  Subject to the provisions of the Mortgage, the Company may, if no Event of Default shall have occurred and be continuing, (i) remove or sever any item of the Equipment from the Project and use such item in its other operations or sell or otherwise dispose of such item in any way the Company may see fit, free of the demise of this Lease and of the lien of the Mortgage, provided that the Company shall first have substituted property of equal value and utility, free and clear of liens prior to the lien of the Mortgage, or shall have applied the proceeds of such disposition to the redemption of Bonds; and (ii) remove or sever any item of equipment, furniture or fixtures installed at the Project by the Company and not constituting an item of Equipment or a replacement or renewal thereof, free of the demise of this Lease and of the lien of the Mortgage. The same provisions set forth in clause (ii) of the preceding sentence will apply with respect to equipment, furnishings or fixtures of any sublessee or user of the Project pursuant to Section 3.5 hereof. Any damage to the Project occasioned by any such removal shall be repaired by the. Company or by such sublessee or user at its own expense.

(d) The Company will not permit any mechanic’s or other liens to stand against the Project for labor or material furnished by others in connection with the acquisition, construction or equipping of the 2017 Project or any additions, improvements, alterations or repairs so made by the Company. The Company may, however, in good faith contest any such mechanic’s or other liens and in such event may permit any such liens to remain unsatisfied and undischarged during the period of such contest and any appeal therefrom unless by such action the Project or any part thereof shall, in the reasonable judgment of the Holder, be subject to loss or forfeiture, in which event such mechanic’s or other liens shall be promptly satisfied.

(e) The Company may, also at its own expense, subject to the provisions of the Mortgage, connect or “tie-in” walls and utility and other facilities located on the Leased Realty to other facilities owned or leased by it on real property adjacent to the Leased Realty or partly on such adjacent real property and partly on the Leased Realty but only if the Company furnishes to the IDB and the Holder a certificate of an Independent Engineer that such connection and “tie-in” of walls and facilities will not unreasonably interfere with the operation of the Project.

(f) The IDB will, upon request of the Company, grant such utility, transportation and other similar easements over, across or under the Leased Realty as shall be necessary or convenient for the furnishing of utility and other similar services or the provision of ingress or egress in respect of the Leased Realty or other real property adjacent to or near the Leased Realty, provided that such easements shall not adversely affect the operations of any facilities forming a part of the Project.

Section 4.4 Taxes, Other Governmental Charges and Utility Charges.

(a) The IDB and the Company acknowledge (i) that under present law, by reason of the Abatement Agreement, the 2017 Project is exempt, throughout the Abatement Period, from all ad valorem taxation by the State or by any political or taxing subdivision thereof, except such taxation (if any) as is levied for educational purposes; (ii) that under present law the income and profits (if any) of the IDB from the Project are not subject to either federal or State taxation; and (iii) that these factors, among others, induced the Company to enter into this Lease. In the event such exemptions are terminated or deemed inapplicable, the Company may at its option terminate this Lease upon payment in full of all Bond Service Charges then due and compliance with the other provisions of Section 3.7 hereof, whereupon the IDB shall convey the same to the Company. Notwithstanding the foregoing, the Company will pay, as the same respectively become due, all taxes and governmental charges of any kind whatsoever that may at any time be lawfully assessed or levied against or with respect to the Projector any machinery, equipment or other property installed or brought by the Company onto the Leased Realty (including, without limiting the generality of the foregoing, (i) any taxes levied on or with respect to the income or profits of the IDB from the Project which, if not paid, will become a lien on the Project or a charge on the revenues and receipts from the Project prior to or on a parity with the lien of the Mortgage thereon and (ii) any ad valorem taxes levied for educational purposes or assessed upon the Company’s interest in the Project), and all assessments and charges lawfully made by any governmental body for public improvements that may be secured by a lien on the Project; provided, however, that with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated to pay only such installments as are required to be paid during the Lease Term.

(b) The Company agrees to pay all gas, electric, light and power, water, sewer and all other charges for the operation, maintenance, use and upkeep of the Project.

(c) The Company may, subject to the provisions of the Mortgage, at its own expense and in its own name and behalf or in the name and behalf of the. IDB, in good faith contest any such taxes, assessments and other charges and, in the event of any such contest, may permit the taxes, assessments or other charges so contested to remain unpaid during the period of such contest and any appeal therefrom, unless by such action the title of the IDB to any part of the Project shall be materially endangered or the Project or any part thereof shall, in the reasonable judgment of the Holder, become subject to loss or forfeiture, in which event such taxes, assessments or charges shall be paid forthwith by the Company. The IDB will cooperate fully with the Company in any such contest.

Section 4.5 Insurance.

(a) The Company will cause the Project to be insured and at all times keep the Project insured, including during the period of construction of the 2017 Project (during which time such insurance may be provided by way of builders’ risk insurance), against loss and/or damage to the Project by fire and other perils (including vandalism and malicious mischief) customarily covered by the extended coverage clause of fire insurance policies in an amount equal to the full replacement cost of the Project. The Company will pay all premiums on such insurance. All such policies shall be for the benefit of the Company, the IDB and the Holder (as mortgagee under the. Mortgage), as their respective interests may appear, and shall name the Holder as loss payee. All such insurance policies shall be taken out and maintained with generally recognized, responsible insurance companies, each of which shall be qualified and authorized to assume the respective risks undertaken.

(b) The Company shall also take out and at all times maintain and pay the premium on policies of general liability insurance and products liability insurance with generally recognized, responsible insurance companies, each of which shall be qualified to assume the risks undertaken, for the benefit of the IDB, the Holder and the Company as their interests may appear. Such general public liability insurance shall, insure against liability for injuries to persons and property or death or accidental injuries arising out of the occupancy, use or operation of the Project, in the minimum amount of $1,000,000 combined single limit coverage, and also in the aforesaid amount with respect to any vehicle used in connection with the Project. Such products liability insurance shall insure against liability for injuries to persons and property or death or accidental injuries arising out of the use or operation of the products produced by the Company, with minimum coverage in the amount of $1,000,000.

(c) All such insurance shall be provided during the entire Lease Term. The insurance policies or certificates evidencing such insurance shall be filed with the Holder so long as the Bonds shall be outstanding, and thereafter certificates evidencing such insurance shall be filed with the IDB. Such policies or certificates shall be filed with the Holder on or before the Issue Date. Each policy shall provide that the policy may not be cancelled or expire without 30 days’ prior written notice of such cancellation or expiration by the insurer to the Company and the Holder. Such insurance may also be provided under a blanket insurance policy or policies.

Section 4.6 Advances. In the event that the Company fails to take out or maintain the full insurance coverage required by this Lease, fails to pay the taxes and other charges required to be paid by the Company at the times they are required to be paid, or fails to keep the Project in as reasonably safe condition as its operating conditions permit and in good order and repair, the IDB or the Holder, after first notifying the Company of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same, pay such taxes or other charges, or make such repairs, renewals and replacements as may be necessary to maintain the Project in as reasonably safe condition as the Company’s operations permit and in good order and repair, respectively; and all amounts so advanced therefor by the IDB or the Holder shall become an additional obligation of the Company to the IDB or to the Holder, as the case may be, which amounts, together with interest thereon at the Default Rate (as defined in the Bonds), the Company agrees to pay. Any remedy herein vested in the IDB or the Holder for the collection of the Rentals shall also be available to the IDB and the Holder for the collection of all such amounts so advanced.

Section 4.7 Damage or Destruction. If prior to full payment of the Bonds, the Project is destroyed (in whole or in part) or is damaged by fire or other casualty, the Company shall be obligated to continue to pay Rentals, to perform its other obligations and covenants hereunder and to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Company and as will not, in the opinion of Bond Counsel, impair the character of the Project as a “project” under the Act or as qualifying facilities under Section 144(a)(12)(C) of the Code.

The Company may apply for such purpose so much as may be necessary of any Net Proceeds of insurance resulting from claims for such losses. In the event said Net Proceeds are not sufficient to pay in full the costs of such repair; rebuilding or restoration, the Company will nonetheless complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said Net Proceeds. The Company shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the IDB or any abatement or diminution of the Rentals payable hereunder. Any balance of Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Company.

Notwithstanding the foregoing, if the Company shall determine that such repair, restoration or rebuilding is not, in whole or in part, economically viable, then the Company may exercise its option to redeem Bonds in accordance with their terms, in which case the Net Proceeds (or such portion thereof as is allocable to the portion of the Project not being repaired, restored or rebuilt) shall be applied to such redemption.

The IDB shall cooperate fully with the Company in the handling of any prospective or pending insurance claim with respect to the Project or any part thereof. In no event will the IDB voluntarily settle, or consent to the settlement of, any prospective or pending insurance claim with respect to the Project or any part thereof without the written consent of the Company, in its sole discretion.

Section 4.8 Condemnation. In the event that title to, or the temporary use of, the Project or any part thereof or interest therein shall be taken under the exercise of the power of eminent domain by any Governmental Authority or by any Person acting under governmental authorization, the Company shall be obligated to continue to pay Rentals and to perform its other obligations and covenants hereunder. If the Company so elects, the IDB and the Company will cause the Net Proceeds received by them or the Holder or any of them from any award made in such eminent domain proceedings to be applied, as shall be directed in writing by the Company within 120 days from entry of a final order in such eminent domain proceedings, to:

(a) the restoration of the remaining improvements located on the Leased Realty to substantially the same condition as existed prior to the exercise of the power of eminent domain, and/or

(b) the acquisition, by construction or otherwise, by the IDB of other lands or improvements suitable for the Company’s operations at the Project (which land or improvements shall be deemed a part of the Project and available for use and occupancy by the Company without the payment of any rent other than herein provided for to the same extent as if such land or other improvements were specifically described herein and demised hereby); provided, however, that such other land or improvements will not, in the opinion of Bond Counsel, impair the character of the Project as a “project” under the Act or as qualifying facilities under Section 144(a)(12)(C) of the Code. .

In the event that the Company elects either of the foregoing options and said Net Proceeds are not sufficient to pay in full the costs of such restoration or acquisition, the Company will nonetheless pay that portion of the costs thereof in excess of the amount of said proceeds. The Company shall not, by reason of the payment of such excess costs, be entitled to any reimbursement from the IDB or any abatement or diminution of. the Rentals payable hereunder.

Notwithstanding the foregoing, if the Company shall determine that such restoration or acquisition is not, in whole or in part, economically viable, then the Company may exercise its option to redeem Bonds in accordance with their terms, in which case the Net Proceeds (or such portion thereof as is allocable to the portion of the Project not being restored) shall be applied to such redemption.

Any balance of such Net Proceeds remaining after the application thereof as hereinabove provided shall be paid to the Company.

The IDB shall cooperate fully with the Company in the handling and conduct of any prospective or pending condemnation proceeding with respect to the Project or any part thereof and will, to the extent it may lawfully do so, permit the Company to litigate in any such proceeding in the name and behalf of the IDB, through counsel of Company’s own choice; provided, however, if the IDB is, legally required to participate through its own counsel in any such defense, the Company shall be responsible for the reasonable fees and charges of such counsel. In no event will the IDB voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Project or any part thereof without the written consent of the Company, in its sole discretion.

Section 4.9 Site Grant. The IDB has agreed to cooperate with the Company in applying for and obtaining certain incentives for which the Company and the 2017 Project may be eligible. In particular, the IDB has agreed to apply to SIDA for a Site Grant in respect of the 2017 Project. If and when received, all the proceeds of the Site Grant shall be applied to reimburse the Company for paying such costs of the 2017 Project as are appropriate to be reimbursed with such grant proceeds, except that there shall be paid to the IDB, from such Grant proceeds, a fee in the amount of $5,000.00 for their services in applying for and otherwise facilitating the receipt of said Grant. Throughout the Lease Term, the Company shall be responsible for maintaining records of those costs of the 2017 Project for the reimbursement of which the proceeds of the Site Grant shall have been applied.

[END OF ARTICLE IV]

ARTICLE V

ADDITIONAL AGREEMENTS AND COVENANTS

Section 5.1 General Covenants of Company. The Company will not do or permit anything to be done on or about the Project that will affect, impair or contravene any policies of insurance that may be carried on the Project or any part thereof against loss or damage by fire, casualty or otherwise. The Company will, in the use of the Project and the public ways abutting the same, obtain all Necessary Authorizations and comply with all lawful requirements of all Governmental Authorities; provided, however, the Company may, at its own expense in good faith, contest the validity or applicability of any such requirement.

Section 5.2 Inspection of Project. The Company will permit the IDB, the Holder and their respective duly authorized agents, but only at reasonable times during normal business hours and upon at least three Business Days’ advance notice, to enter upon, examine and inspect the Project and, provided the same shall not unduly infringe on trade secrets or processes of the Company, to have access to, inspect, examine and make copies of the books and records, accounts and data of the Company pertaining to the Project.

Section 5.3 Indemnification. The Company releases the IDB from, agrees that the IDB shall not be liable for, and indemnifies the IDB, its servants, agents and employees against, all liabilities, claims, costs and expenses imposed upon or asserted against the IDB, in the absence of gross negligence, bad faith or willful or wanton misconduct on the part of the IDB, on account of: (a) any loss or damage to property or injury to or death of or loss by any person that may be occasioned by any cause whatsoever pertaining to the construction, maintenance, operation and use of the Project; (b) any breach or default on the part of the Company in the performance of any covenant or agreement of the Company under this Lease or any other Company Document, or arising from any act or failure to act by the Company, or any of its agents, contractors, servants, employees or licensees; (c) the authorization, issuance and sale of the Bonds, and the furnishing of any information by the Company or its authorized agents in connection therewith concerning the Project or the Company (including, without limitation, any information furnished by the Company referred to in Section 2.3(m) hereof); and (d) any claim, action or proceeding brought with respect to the matters set forth in clauses (a), (b) or (c) hereinabove.

The indemnification set forth above (i) is intended to and shall include the indemnification of any affected members, directors and officers of the IDB (each, an “Indemnified Party”), (ii) is intended to and shall be enforceable by the IDB and each Indemnified Party to the full extent permitted by law, and (iii) shall survive the termination of this Lease.

In case any action or proceeding is brought against an Indemnified Party (including for purposes of this paragraph the IDB) in respect of which indemnity may be sought hereunder, the party seeking indemnity shall promptly give notice of that action or proceeding to the Company, and the Company upon receipt of that notice shall have the obligation and the right to assume the defense of the action or proceeding; provided that failure of a party to give that notice shall not relieve the Company from any of its obligations under this Section unless that failure materially prejudices the defense of the action or proceeding by the Company. At its own expense, an Indemnified Party may employ separate counsel and participate in the defense. The Company shall not be liable for any settlement without its consent, unless it shall have failed after due notice to participate in such proceedings.

Section 5.4 Exclusion from Gross Income of Bond Interest. The Company and the IDB each hereby represents that it has taken and caused to be taken, and covenants that it will take and cause to be taken, all actions that may be required of it, alone or in conjunction with each other, for the interest on the Bonds to be and remain excluded from gross income for federal income tax purposes, and represents that it has not taken or permitted to be taken on its behalf, and covenants that it will not take or permit to be taken on its behalf, any actions that would adversely affect such exclusion under the provisions of the Code. The Company agrees that it shall give prompt written notice to the IDB and Bond Counsel of any event, circumstance or occurrence which to its knowledge causes or might cause a Determination of Taxability.

Section 5.5 Covenants Under Other Company Documents. The Company shall observe and perform all covenants and agreements to be observed or performed by the Company under the other Company Documents.

Section 5.6 Rebate. Calculations and Payments. The Company shall keep and maintain complete records pertaining to investment of all proceeds of the Bonds (including without limitation all statements, reports and other records generated and transmitted to the Company by the Custodian with respect to the Custodial Account) sufficient to permit the Company, on behalf of the IDB, to determine the amount of rebate, if any, required to be paid to the United States of America pursuant to Section 148 of the Code. Within 20 days after each Computation Date, the Company shall calculate, with respect to the Bonds, the amount of Excess Earnings, if any, from the Issue Date through that Computation Date, and, if any Excess Earnings there be, the Company shall, within ten (10) days thereafter, pay to the United States, on behalf of the IDB, an amount equal to the amount of such Excess Earnings, all in accordance with Section 148(f) of the Code. The obligation of the Company to make such calculations and payments shall remain in effect and be binding upon the Company, irrespective of the termination of this Lease.

Notwithstanding the foregoing, if all “gross proceeds” (within the meaning of Section 148(f)(4)(B)(i)(l) of the Code) of the Bonds are certified by the Company to the IDB, the Holder and Bond Counsel to have been expended within’ six months of the Issue Date for the governmental purpose for which the Bonds were issued, and the Company further certifies its reasonable expectation that no other gross proceeds will arise during the remainder of the term of the Bonds, the provisions of this Section 5.6 shall not be applicable except to the extent that any gross proceeds become available more than six months after the Issue Date. Moreover, the provisions of this Section 5.6 shall not apply if and to the extent that the Company should receive a Non-Taxability Opinion regarding the failure to comply therewith.

Section 5.7 Investment of Bond Proceeds. At the written direction of the Company, any moneys held as part of the Custodial Account shall be invested or reinvested by the Custodian in such investments as are specified in the Custodial Agreement or as shall be acceptable to the Custodian. The Company will not issue, or permit to be issued on its behalf, any instructions for the investments of any moneys in the Custodial Account if, as a result of any such investment being made in accordance therewith, the Bonds would be considered “arbitrage bonds” within the meaning of Section 148 of the Code or “hedge bonds” within the meaning of Section 149(g) of the Code. Additionally, the IDB and the Company will continually comply with all provisions of the Code necessary in order to prevent the Bonds from being considered “arbitrage bonds” within the meaning of Section 148 of the Code or “hedge bonds” within the meaning of Section 149(g) of the Code.

Section 5.8 Corporate Existence of IDB.

(a) Except as otherwise provided in subsection (b) of this Section, the IDB will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

(b) The IDB shall not consolidate with or merge into any other corporation or transfer its property substantially as an entirety to any person unless:

(1) the corporation formed by such consolidation or into which the IDB is merged or the person which acquires by conveyance or transfer the IDB’s property substantially as an entirety (the “Successor”) shall execute and deliver to the Company and the Holder an instrument in form acceptable to the Company and the Holder containing an assumption by such Successor of the due and punctual payment of the Bond Service Charges on the Bonds and the performance and observance of every covenant and condition of the Bonds and this Lease to be performed or observed by the IDB;

(2) immediately after giving effect to such transaction, no Event of Default or any event which, upon notice or lapse of time (or both), would constitute an Event of Default shall have occurred and be continuing; and

(3) the IDB shall have delivered to the Company and the Holder (A) a certificate executed by an authorized officer of the IDB and an opinion of counsel, each of which shall state that such consolidation, merger, conveyance or transfer complies with this Section and that all conditions precedent herein provided relating to such transaction shall have been complied with; and (B) a Non-Taxability Opinion with respect to such consolidation, merger, conveyance or transfer.

(c) Upon any consolidation or merger or any conveyance or transfer of the IDB’s property substantially as an entirety in accordance with this Section, the Successor shall succeed to, and be substituted for, the IDB under this Lease and the Bonds with the same effect as if such Successor had been originally named as the lessor hereunder and the issuer of the Bonds.

Section 5.9 Registration and Transfer of Bonds. In accordance with the Bond Resolution, the Company shall, on behalf of the IDB, maintain the Register at its principal office and shall note on the Register the date of registration and the name and address of each Holder. The Bonds shall be initially registered as to both principal and interest in the name of the Lender. After initial registration, no transfer of Bonds shall be valid unless (a) made in compliance with any restrictions on transfer contained in the Bond Resolution and (b) such Bond or Bonds are presented to the Company with written power of transfer, in form and with guarantee of signature satisfactory to the Company.

Section 5.10 Company to Provide Financial Statements. The Company shall furnish to the Holder:

(a) within one hundred twenty (120) days after the end of its fiscal year (being December 31 in each year), the balance sheet of the Company as of the end of such year and the related statements of income and changes in financial position of the Company for such fiscal year, together with supporting schedules, all on a comparative basis with the prior fiscal year, in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and audited and certified by independent certified public accountants of recognized standing selected by the Company and satisfactory to the Holder (the form of such certification also to be satisfactory to the Holder), showing the financial condition, assets, liabilities and owners’ equity of the Company at the close of such year and the results of the operations of the Company during such year;

(b) within sixty (60) days after the end of each of the first three fiscal quarters in each fiscal year, financial statements similar to those referred to in subsection (a), unaudited but certified by the chief financial officer of the Company, such balance sheet to be as of the end of each such quarter and such statement of income and changes in financial position to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to audit and to year-end adjustments; and

(c) as soon as practical, from time to time, such other information and financial reports regarding the operations, business affairs and financial condition of the Company as the Holder may reasonably request.

[END OF ARTICLE V]

ARTICLE VI

EVENTS OF DEFAULT AND REMEDIES

Section 6.1 Events of Default. Each of the following shall be an Event of Default under this Lease:

(a) Failure by the Company to make when due any payment of Basic Rent and continuation of such failure for a period of five days.

(b) Failure by the Company to make any other payments due hereunder or to observe and perform any other covenant, condition or agreement on its part to be observed or performed and continuation of such failure for a period of 30 days after written notice, specifying such failure and requesting that it be remedied, shall have been given to the Company by the IDB or the Holder, unless the. Holder shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice can be corrected but not within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Company within the applicable period and diligently pursued until the failure is corrected.

(c) The occurrence of an Act of Bankruptcy; provided, however, that if any such petition or proceeding is filed against the Company or Bio-Chem, such filing shall not constitute an Event of Default hereunder unless such petition shall remain undismissed for a period of 120 days after filing; provided further, however, that the occurrence of an Event of Default under this subsection and the exercise of remedies upon any such occurrence shall be subject to any applicable limitations of federal or state law affecting or precluding such occurrence or exercise during the pendency of or immediately following any liquidation or reorganization proceedings.

(d) There shall occur a default or an Event of Default under and as defined in (i) any one or more of the other Company Documents or (ii) that certain Business. Loan Agreement (Asset Based) dated August 31, 2017 between Bio-Chem and Regions Bank.

(e) Any representation or warranty made by the Company herein or any representation, warranty or other statement in any report, certificate, financial statement or other instrument furnished in connection with this Lease, any other Company Document or the issuance and sale of the Bonds shall at any time prove to have been false or misleading in any material respect when made or given.

Section 6.2 Remedies on Default. Whenever any such Event of Default shall have happened and be continuing, the Holder, as assignee of the IDB and on its behalf, or (but only as to any Unassigned Rights) the IDB, may:

(a) Declare all installments of Basic Rent payable under this Lease for the remainder of the Lease Term to be immediately due and payable;

(b) Re-enter and take possession of the Project, without terminating this Lease, exclude the Company from possession thereof and sublease the Project or any part thereof, for the account of the Company, holding the Company liable for the difference in the rent and other amounts payable by such sublessee and the Rentals and other amounts payable by the Company hereunder;

(c) Terminate this Lease, exclude the Company from possession of the Project and lease the same for the account of the IDB, holding the Company liable for all Rentals due up to the date such lease is made for the account of the IDB; or

(d) Take whatever action at law or in equity may appear necessary or desirable to collect the Rentals then due, whether by declaration or otherwise, or to enforce any obligation, covenant or agreement of the Company under this Lease or imposed by any applicable law.

The IDB may, without consent of the Holder, waive any Event of Default hereunder with respect to Unassigned Rights, and the Holder may not, without the written consent of the IDB, waive any Event of Default hereunder with respect to Unassigned Rights.

The provisions of this Section are subject to the limitation that any rescission by the Holder, pursuant to the Mortgage, of a declaration that all of the Bonds are immediately due and payable also shall constitute an annulment of any corresponding declaration made pursuant to subsection (a) of this Section and a waiver and rescission of the consequences of that declaration and of the Event of Default with respect to which that declaration had been made; provided, however, that no such waiver or rescission shall extend to or affect any subsequent or other default or impair any right consequent thereon.

Section 6.3 No Remedy Exclusive. No remedy herein conferred upon the Holder or reserved to the IDB is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof but any such right or power may be exercised from time to time and as often as may be deemed expedient.

Section 6.4 Agreement to Pay Attorneys’ Fees and Expenses. In the event the. Company should default under any of the provisions of this Lease and the IDB or the Holder (in its own name or in the name and on behalf of the IDB) should employ attorneys or incur other expenses for the collection of Rentals or the enforcement of performance or observance of any obligation or agreement on the part of the Company herein contained, the Company will on demand therefor pay to the IDB and/or the Holder the reasonable fees of such attorneys and such other reasonable expenses so incurred; and such amounts shall bear interest at the Default Rate (as defined in the Bonds) from the date of demand to the date of payment.

Section 6.5 No Additional Waiver Implied by One Waiver. In the event any agreement contained in this Lease should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

[END OF ARTICLE VI]

ARTICLE VII

MISCELLANEOUS

Section 7.1 Prior Agreements Canceled. This Lease shall completely and fully supersede all other prior agreements, both written and oral, between the IDB and the Company relating to the acquisition, construction or equipping of the 2017 Project or the use and operation of the Project. Notwithstanding the preceding sentence, (a) the provisions of the Abatement Agreement are hereby reaffirmed and incorporated by reference herein, except that Section 3(b) of the Abatement Agreement is hereby amended, in accordance with the provisions of the Abatement Act (as therein defined), to provide that, because the Bonds are being issued, the “maximum exemption period” (within the meaning of the Abatement Act) shall expire on the tenth (10th) anniversary of the Issue Date; and (b) any covenants or obligations made or undertaken in the Prior Lease which are expressly stated therein to survive the termination of the Prior Lease shall (unless superseded by a comparable provision herein) so survive. No party to any such prior agreement (except as hereinabove referenced) shall hereafter have any rights thereunder but shall look solely to this Lease for definition and determination of all of its rights, liabilities and responsibilities relating to the Project.

Section 7.2 IDB’s Liabilities Limited.

(a) The covenants and agreements contained in this Lease shall never constitute or give rise to a personal or pecuniary liability or charge against the general credit of the IDB, any members of the IDB or of its Board of Directors or .any of its servants, agents or employees, and in the event of a breach of any such covenant or agreement, no personal or pecuniary liability or charge payable directly or indirectly from the general assets or revenues of the IDB shall arise therefrom. Nothing contained in this Section, however, shall relieve the IDB from the observance and performance of the covenants and agreements on its part contained herein.

(b) No recourse under or upon any covenant or agreement of this Lease shall be had against any past, present or future incorporator, officer or member of the Board of Directors of the IDB, or any of its servants, agents or employees, or of any successor corporation, either directly, or through the IDB, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Lease is solely a corporate obligation, and that no personal liability whatever shall attach to, or is or shall be incurred by, any incorporator, officer or member of the Board of Directors of the IDB or any successor corporation, or any servants, agents or employees of the IDB or any successor corporation, or any of them, under or by reason of the covenants or agreements contained in this Lease.

(c) The liability of the IDB for payment of any money due under any contract or purchase order entered into by or assigned to the IDB, or for any other costs incurred in connection with the acquisition, construction, improvement or equipping of, or other work on, the 2017 Project shall be limited solely to (i) the available proceeds of the Bonds, if and when issued, (ii) any money made available to the IDB for such purpose by the Company or others, and (iii) any revenues or other receipts derived by the IDB from the Project, subject to prior encumbrances. The Company shall cause a conspicuous notice to that effect to appear on any such contract or purchase order.

Section 7.3 Execution Counterparts. This Lease may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 7.4 Binding Effect. This Lease shall inure to the benefit of, and shall be binding upon, the IDB, the Company and their respective successors and assigns.

Section 7.5 Amendments. So long as any of the Bonds are outstanding, this Lease may be amended only with the consent of the IDB and the Holder and subject to any applicable provisions of the Mortgage.

Section 7.6 Severability. In case any section or provision of this Lease, or any covenant, agreement, stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Lease, or any application thereof, is held to be illegal or invalid for any reason, or is inoperable at any time, that illegality, invalidity or inoperability shall not affect the remainder thereof or any other section or provision of this Lease or any other covenant, agreement stipulation, obligation, act or action, or part thereof, made, assumed, entered into or taken under this Lease, all of which shall be construed and enforced at the time as if the illegal, invalid or inoperable portion were not contained therein._ Any illegality, invalidity or inoperability shall not affect any legal, valid or operable section, provision, covenant, agreement, stipulation, obligation, act, action, part or application, all of which shall be deemed to be effective, operative, made, assumed, entered into or taken in the manner and to the full extent permitted by law from time to time.

Section 7.7 Notices. Unless otherwise provided herein, all notices, certificates or other communications hereunder shall be in writing, shall be deemed given and shall be sufficiently given when (i) delivered, or (ii) mailed by first-class mail, postage prepaid, or via overnight courier service, or (iii) sent, by telegram, telefax or other instantaneous transmission device, addressed as follows:

(a) if to the IDB, at The Industrial Development Board of the City of Montgomery, Post Office Box 14, Montgomery, Alabama 36101,’ Attention: Chairman of the Board of Directors;

(b) if to the Company, at KINPAK INC., c/o Ocean Bio-Chem, Inc., 4041 S.W. 47th Avenue, Ft. Lauderdale, FL 33314, Attention: Chief Financial Officer, Telefax No. (954) 587-2813; and

(c) if to the Lender, at Regions Capital Advantage, Inc., 1900 5th Avenue North, Suite 2400, Birmingham, AL 35203, Attention: Senior Vice President, Telefax No. (205) 264-4747.

Any party may, by notice given hereunder, designate any additional or different addresses to which subsequent notices, certificates or other communications shall be sent. In connection with any notice mailed by first-class mail pursuant to the provisions hereof, a certificate of the Person who mailed that notice, to the effect that that notice was delivered to a United States Post Office or placed in a mailbox under exclusive control of the United States Postal Service, shall be conclusive evidence of the proper mailing of the notice.

Section 7.8 Governing Law. This Lease shall be deemed to be a contract made under the laws of the State and for all purposes shall be governed by and construed in accordance with the laws of the State.

Section 7.9 Lender not an Advisor. The IDB and the Company hereby acknowledge that the Lender and its representatives are not registered municipal advisors and do not provide advice to municipal entities or obligated persons with respect to municipal financial products or the issuance of municipal securities (including regarding the structure, timing, terms and similar matters concerning municipal financial products or municipal securities issuances) or engage in the solicitation of municipal entities or obligated persons for the provision by non-affiliated persons of municipal advisory services and/or investment advisory services. With respect to this Lease, the Bonds and any other information, materials or communications provided by the Lender in connection therewith: (a) the Lender and its representatives are not recommending an action to any municipal entity or obligated person; (b) the Lender and its representatives are not acting as an advisor to any municipal entity or obligated person and do not owe a fiduciary duty pursuant to Section 15B of the Securities Exchange Act of 1934 to any municipal entity or obligated person with respect this Lease,. the Bonds or any information, materials or communications provided by the Lender in connection therewith; (c) the Lender and its representatives are acting for their own interests; and (d) each of the IDB, the Company and Bio-Chem has been informed that the IDB, the Company and Bio-Chem should discuss this Lease, the Bonds and any other such information, materials or communications provided by the Lender in connection therewith with any and all internal and external advisors and experts that the IDB, the Company and Bio-Chem, respectively, deems appropriate before acting on this Lease or any other such information, materials or communications.

Section 7.10 Privately Negotiated Loan. The IDB and the Company acknowledge and agree that the Lender is purchasing the Bonds in evidence of a privately negotiated loan and in that connection the Bonds shall not be (i) assigned a separate rating by any municipal securities rating agency, (ii) held by or on behalf of The Depository Trust Company or any other securities depository, (iii) issued pursuant to any type of offering document or official statement or (iv) assigned a CUSIP number by Standard & Poor’s CUSIP Service.

Section 7.11 Service, Waiver of Jury Trial

(a) Service of process in any action shall be duly served if mailed by registered mail, postage prepaid, to the IDB, the Company and the Lender, each at its address set forth in Section 7.7 hereof or if served by any other means permitted by Alabama law.

(b) In connection herewith and with the Bonds and the Company Documents, and to the extent permitted by applicable law, the IDB and the Company each hereby irrevocably (1) covenants and agrees not to elect a trial by jury of any issue triable of right by jury, and (2) waives any right to trial by jury fully to the extent that any such right shall now or hereafter exist; provided, however, that the IDB does not waive its right to trial by jury as to any dispute involving or related to Unassigned Rights. This waiver of right to trial by jury is given knowingly and voluntarily by the IDB and the Company and, except as hereinabove limited as to the IDB, this waiver is intended to encompass individually each instance and each issue as to which the right to a jury trial would otherwise accrue, whether arising in contract or tort or by statute, and including, but not limited to, any controversy or claim that arises out of or relates to this Lease, the Bonds or the Company Documents. The Lender is hereby authorized and requested to submit this Lease, for resolution, so as to serve as conclusive evidence of such waiver of the right to jury trial by the IDB and the Company. Further, the IDB and the Company each hereby certifies that no representative or agent of the Lender (including Lender’s counsel) has represented, expressly or otherwise, to the IDB and the Company that the Lender shall not seek to enforce this waiver of right to jury trial provision.

(c) The waivers made pursuant to this section shall be irrevocable and unmodifiable, whether in writing or orally, and shall be applicable to any subsequent amendments, renewals, supplements or modifications of this Lease. In the event of litigation, this Lease may be filed as a written consent to a trial by the court, except as hereinabove limited as to the IDB.

Section 7.12 Participation. The IDB and the Company understand that the Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Bonds and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Bonds; provided, however, that the IDB and the Company require, as a precondition to their acquiescence in any such participation or subparticipation, that any such participation or subparticipation be made or entered into in compliance with all applicable federal and State securities laws. The Company agrees that any participant or subparticipant may exercise any and all rights of banker’s lien or set-off with respect to the Company, as fully as if such participant or subparticipant had made a loan directly to the Company in the amount of the participation or subparticipation given to such participant or subparticipant in the Bonds. For the purposes of this section only, the Company shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participation interest in the amount of the principal of, and interest on, the Bonds. Nothing contained in this section shall affect the Lender’s right of set-off (under applicable law) with respect to the entire amount of the Bonds, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by it from the Company or any other person under any provision of the Lease, the Company Documents or otherwise.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, the IDB and the Company have caused this Lease to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the date first hereinabove set forth.

(SEAL)	THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MONTGOMERY

	By:	/s/ Robert M. Hardwich, Jr.,
Chairman of its Board of Directors

ATTEST:

/s/ Liston Eddins
Secretary

(SEAL)	KINPAK INC.

	By:	/s/ Peter G. Dornau
President

ATTEST:

/s/ Jeffrey S. Barocas
Assistant Secretary

THIS INSTRUMENT PREPARED BY:

Roy S. Goldfinger, Esq.

Roy S. Goldfinger, P.C.

P. O. Box 231555

Montgomery, Alabama 36123-1555

(334) 395-8500

ACKNOWLEDGMENT OF IDB

STATE OF ALABAMA           )

MONTGOMERY COUNTY      )

I, the undersigned Notary Public in and for said County in said State, hereby certify that Robert M. Hardwich, Jr., whose signature as Chairman of the Board of Directors of The Industrial Development Board of the City of Montgomery is signed to the foregoing Second Restated Lease Agreement and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said Board.

Given under my hand and seal of office this 25th day of September, 2017.

/s/ Amy Gainey
(SEAL)	NOTARY PUBLIC State at Large My Commission Expires: 12-17-2018

ACKNOWLEDGMENT OF COMPANY

STATE OF FLORIDA                )

BROWARD COUNTY      )

I, the undersigned Notary Public in and for said County in said State, hereby certify that Peter G. Dornau, whose signature as President of KINPAK INC., an Alabama corporation, is signed to the foregoing Second Restated Lease Agreement and who is known to me and known to be such officer, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation.

Given under my hand and seal of office this 22 day of September, 2017.

/s/ Ileana Valle
(SEAL)	NOTARY PUBLIC State at Large My Commission Expires: May 23, 2018

EXHIBIT A

DESCRIPTION OF LEASED REALTY

Lot 3-3A-1 according to the Map of Replat of Lot 3-3A, Gunter Industrial Park, which said Replat appears of record in Plat Book 29 at Page 150, in the Office of the Judge of Probate of Montgomery County, Alabama, being a Replat of Lot 3-3 of the Gunter Industrial Park Plat 3 and Lot 3-4B of the Replat of Lot 3-4 of Gunter Industrial Park Plat 3, lying in Section 2, Township 16 North, Range 18 East, and Section 35, Township 17 North, Range 18 East, Montgomery County, Alabama.

A-1

EXHIBIT B

FORM OF PAYMENT REQUISITION

PAYMENT REQUISITION NO._________

REQUISITIONING PAYMENT OF FUNDS FROM
KINPAK 2017 PROJECT ACCOUNT

Pursuant to Section 4.1 of the Second Restated Lease Agreement dated as of September 1, 2017 (the “Lease”) between The Industrial Development Board of the City of Montgomery (the “IDB”) and KINPAK INC. (the “Company”), with terms used herein having the meanings given to them in the Lease, the undersigned Project Supervisor, for and on behalf of the Company, hereby requests and authorizes the Custodian, as depository of the above-referenced account created pursuant to the Custodial Agreement, to pay the amounts listed in the Requisition Schedule attached hereto to the persons and at the addresses thereof shown on said Schedule, being the persons to whom the payments requested are due. The aggregate amount of all payments requested hereby is $_______________.

The undersigned hereby approves each payment hereinabove requested and hereby certifies as follows: (1) the purpose for which each such payment is to be made is described in reasonable detail on the attached Requisition Schedule and is one for which proceeds of the Bonds are authorized under the Lease, the Act and the Code to be expended; and (2) any property for which any such payment is to be made has been installed or located on or about the Leased Realty. The undersigned further certifies, with respect to each item listed on the Requisition Schedule to be paid or reimbursed with proceeds of the Bonds, that: (1) payment of any such item will not result (a) in less than 95% of the net proceeds (within the meaning of the Code) of the Bonds being used (i) for the acquisition, construction, reconstruction or improvement of land or property of a character subject to the allowance for depreciation within the meaning of Section 144(a)(1) of the Code or (ii) to provide a “manufacturing facility”, including facilities “directly related and ancillary” thereto within the meaning of Section 144(a)(12)(C) of the Code; or (b) in more than (i) 25% of said net proceeds of the Bonds being used to provide such “directly related and ancillary” facilities, or (ii) 2% of the proceeds of the Bonds being used to pay Issuance Costs; and (2) payment for such item was not made more than 60 days prior to April 20, 2017.

Dated: ___________

Project Supervisor

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